UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2025

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Edina Industrial Blvd. Suite 575 Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock	PETV	OTCQB
Warrants	PETVW	OTCPINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2025, the Board of Directors of PetVivo Holdings, Inc. (the “Company”) approved the amendment of the Employment Agreement dated as of November 1, 2021 (the “Agreement”) between the Company and the Chief Executive Officer of the Company, John Lai (the “CEO”), to extend the term of employment of the CEO from October 1, 2024 to March 31, 2027, unless otherwise terminated in accordance with the terms of the Agreement. The Agreement Amendment having an Effective Date of May 1, 2025, provides that, in addition to other compensation provided for in the Agreement, the Company shall pay the CEO a base salary at an annual rate of not less than $150,000 from May 1, 2024 through the remaining term of employment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit are being furnished herein:

10.1	First Amendment to Employment Agreement, dated March 25, 2025, by and between the Company and John Lai.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized

PETVIVO HOLDINGS, INC.

Date: March 25, 2024	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer